UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 200
West Palm Beach,	Florida	33401
(Address of principal executive offices)		(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Common Shares of Beneficial Interest, $0.01 par value	CLDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note

Chatham Lodging Trust is filing an amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2020 (the “Original Form 8-K”) solely for the purpose of amending and restating Item 2.03 in its entirety to correct an inadvertent error contained therein. Other than as set forth in this Explanatory Note, this amendment does not amend any other disclosures in the Original Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2020 (the “Amendment Effective Date”), Chatham Lodging Trust (the “Company”), as parent guarantor, and Chatham Lodging, L.P., as borrower (collectively, the "Borrower"), entered into First Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) to the Company’s Amended and Restated Credit Agreement, dated as of March 8, 2018 (as amended by the Credit Agreement Amendment, the “Credit Facility”), with certain lenders (each, a “Lender Party” and collectively, the “Lender Parties”), for whom Barclays Bank PLC (“Barclays”) is acting as the administrative agent.

The Credit Agreement Amendment provides for certain temporary amendments from the Amendment Effective Date though March 31, 2021 (the “Modification Period”). During this Modification Period the Borrower and Lender Parties agree to the following:

•A waiver of certain financial covenants;

•The ability of the Borrower to borrow up to the full $250 million under the Credit Facility;

•The applicable interest rate on borrowings is set at (i) LIBOR plus 250 basis points for borrowings on the Credit Facility up to $200 million and (ii) LIBOR plus 300 basis points if borrowings on the Credit Facility exceed $200 million, and the LIBOR floor is set at 50 basis points;

•The Borrower pledged its equity interests on 18 borrowing base assets as collateral for borrowings under the Credit Facility;

•The Borrower must maintain minimum liquidity of $25 million, in cash and/or available undrawn capacity under the Credit Facility;

•Certain limitations on the incurrence of additional indebtedness; and

•The Company may pay common share dividends but dividends are limited to 100 percent of the Company’s REIT taxable income, and any dividends paid must limit the cash component to an amount no greater than the minimum percentage of the total dividend amount permitted under Internal Revenue Code regulations.

The Lender Parties are Barclays, Regions Capital Markets, Citibank N.A., US Bank National Association, Wells Fargo Bank National Association, Bank of America N.A., Citizens Bank N.A. and BMO Harris Bank N.A.

A copy of the Credit Agreement Amendment is attached hereto as Exhibits 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under item 1.1 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 6, 2020, the Company issued a press release regarding the Credit Agreement Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of May 6, 2020,among Chatham Lodging Trust, as parent guarantee, Chatham Lodging L.P., as borrower, the several banks and other financial institutions or entities that are parties thereto, as lenders, and Barclays Bank PLC, as administrative agent (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on May 6, 2020).
99.1	Press release dated May 6, 2020 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the SEC on May 6, 2020).
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

May 7, 2020	By:	/s/ Jeremy B. Wegner

Name: Jeremy B. Wegner
Title: Senior Vice President and Chief Financial Officer